Filed Pursuant to Rule 424(b)(7)

Registration No. 333- 209914

PROSPECTUS SUPPLEMENT

(To Prospectus dated March 3, 2016)

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Unit (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
Common Stock par value $1.00 per share	3,763,643	$26.99	$101,580,725	$10,299.18

(1)	Calculated pursuant to Rule 457(c) of the Securities Act of 1933, as amended, based on the average of the high and low prices of the common stock reported on the New York Stock Exchange on July 29, 2016.

 Prospectus Supplement

3,763,643 Shares of Common Stock

This prospectus supplement relates to the offer and resale by the selling security holder identified in this prospectus supplement (the “Selling Securityholder”) of up to an aggregate of 3,763,643 shares of our common stock, which we issued to the Selling Securityholder in a private placement transaction under Section 4(a)(2) of the Securities Act of 1933, as amended. We will not receive any of the proceeds from the sale of these shares of our common stock by the Selling Securityholder.

The Selling Securityholder identified in this prospectus supplement may offer the shares of our common stock from time to time through public or private transactions. The shares of our common stock offered by the Selling Securityholder may be sold at market prices prevailing at the time of sale, at prices related to such market prices, at a fixed price or prices subject to change, or at negotiated prices. See “Plan of Distribution.”

Each share of common stock is entitled to one vote.

Our common stock is listed on the New York Stock Exchange under the symbol “X.” On July 29, 2016, the reported closing sale price of our common stock on the NYSE was $27.49 per share.

Investing in our common stock involves risks. See “Risk Factors” beginning on page S-1.

The Securities and Exchange Commission and state regulators have not approved or disapproved of these securities, or determined if this prospectus supplement or the accompanying prospectus are truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus Supplement dated August 1, 2016

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE	S-1

ABOUT THIS PROSPECTUS SUPPLEMENT	S-2

THE OFFERING	S-2

RISK FACTORS	S-2

USE OF PROCEEDS	S-2

SELLING SECURITYHOLDER	S-3

PLAN OF DISTRIBUTION	S-3

LEGAL MATTERS	S-5

EXPERTS	S-5

PROSPECTUS

ABOUT THIS PROSPECTUS	1

WHERE YOU CAN FIND MORE INFORMATION	1

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE	2

FORWARD-LOOKING STATEMENTS	3

THE COMPANY	4

RISK FACTORS	5

RATIO OF EARNINGS TO FIXED CHARGES	5

USE OF PROCEEDS	6

DESCRIPTION OF THE DEBT SECURITIES	6

DESCRIPTION OF CAPITAL STOCK	12

DESCRIPTION OF OTHER SECURITIES	14

SELLING SECURITY HOLDERS	14

PLAN OF DISTRIBUTION	14

LEGAL MATTERS	14

EXPERTS	14

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information in documents we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and later information that we file with the SEC will update and supersede this information. We incorporate by reference the following documents and any future filings we make with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until the termination of the offering (other than any documents or information deemed to have been furnished and not filed in accordance with the SEC rules). These documents contain important information about us. The SEC file number for these documents is 1-16811.

●	Our Annual Report on Form 10-K for the year ended December 31, 2015;

●	Our Definitive Proxy Statement on Schedule 14A, dated March 13, 2015;

●	Our Current Reports on Form 8-K, dated January 26, 2016, January 27, 2016, and February 24, 2016; and

●	The description of our common stock contained in our registration statement on Form S-4 filed with the SEC on September 7, 2001, as amended.

Any statement contained in a document incorporated by reference to this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed to constitute a part of this prospectus except as so modified or superseded.

Any statement contained in a document incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed to constitute a part of this prospectus except as so modified or superseded.

We will provide, upon written or oral request, to each person to whom a prospectus is delivered, including any beneficial owner, a copy of any or all of the information that has been incorporated by reference into the prospectus but not delivered with the prospectus. You may request a copy of these filings at no cost.

Requests for documents should be directed to:

United States Steel Corporation
Office of the Secretary
600 Grant Street
Pittsburgh, Pennsylvania 15219-2800
(412) 433-1121
(412) 433-2811 (fax)

S-1

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and accompanying prospectus are part of an automatic shelf registration statement on Form S-3 that we filed with the Securities and Exchange Commission (SEC) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (Securities Act). The shelf registration statement (File No. 333-209914) was filed and became effective on March 3, 2016.

This prospectus supplement describes the terms of the offering of our common stock. The accompanying prospectus, dated March 3, 2016, including the documents incorporated by reference, provides more general information. For information about our common stock, see “Description of Capital Stock” in the accompanying prospectus. If the information in this prospectus supplement or in the accompanying prospectus varies in any way from the information set forth in a document we have incorporated by reference, you should rely on the information in the more recent document.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. Neither we nor the Selling Securityholder has authorized anyone to provide you with information that is different from that contained in this prospectus supplement and the accompanying prospectus, which together we sometimes refer to generally as the prospectus. Neither we nor the Selling Securityholder are making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus supplement and the accompanying prospectus or the documents incorporated herein and therein by reference is accurate as of any date other than their respective dates. Our business, financial condition, and results of operations may have changed since those dates.

The registration statement, including the exhibits to the registration statement and any post-effective amendment thereto, can be obtained from the SEC, as described under the heading “Where You Can Find Additional Information.”

THE OFFERING

This prospectus supplement relates to the resale of shares of our common stock held by the Selling Securityholder identified under the caption “Selling Securityholder” in this prospectus supplement. The shares of our common stock to which this prospectus supplement relates may be sold from time to time by the Selling Securityholder. These shares were acquired by the Selling Securityholder from us through our voluntary contribution of the shares on August 1, 2016 to the defined benefit pension plan trust described in this prospectus supplement under the caption “Selling Securityholder.”

RISK FACTORS

Investing in our common stock involves a high degree of risk. Before making a decision to invest in our common stock, in addition to the other information contained in this prospectus supplement, in the accompanying prospectus, and incorporated into this prospectus supplement or the accompanying prospectus by reference, you should carefully consider the risks described under “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2015, which are incorporated by reference into this prospectus supplement in their entirety, together with other information in this prospectus supplement, the documents incorporated by reference, and any free writing prospectus that we may authorize for use in connection with a specific offering. See “Where You Can Find Additional Information.”

USE OF PROCEEDS

The proceeds from any sale of our common stock pursuant to this prospectus are solely for the account of the Selling Securityholder and for the benefit of employees and retirees and their respective beneficiaries participating in the defined benefit pension plan under which the Selling Securityholder is maintained. We will not receive any proceeds from any sale of our common stock by the Selling Securityholder.

S-2

SELLING SECURITYHOLDER

This prospectus supplement relates to the resale of shares of our common stock held by the Selling Securityholder listed in the table below. These shares were acquired by the Selling Securityholder from us through our voluntary contribution of the shares on August 1, 2016 to the defined benefit pension plan trust described below.

The table below sets forth certain information known to us, based upon written representations from the Selling Securityholder, with respect to the beneficial ownership of our shares of common stock beneficially owned by the Selling Securityholder and held by the Fund (as defined below) as of August 1, 2016, and the number of shares of our common stock that the Selling Securityholder may offer for sale from time to time pursuant to this prospectus, whether or not the Selling Securityholder has a present intention to do so. The Selling Securityholder may resell all, a portion, or none of the shares of our common stock from time to time. There is no assurance that the Selling Securityholder will sell any or all of the shares of our common stock offered by the Selling Securityholder under this prospectus. Because the Selling Securityholder may sell, transfer, or otherwise dispose of all, some, or none of the shares of common stock covered by this prospectus supplement, we cannot determine the number of such shares that will be sold, transferred, or otherwise disposed of by the Selling Securityholder, or the amount or percentage of shares of common stock that will be held by the Selling Securityholder upon termination of any particular offering. See “Plan of Distribution.” For purposes of the table below, we assume that the Selling Securityholder will sell all its shares of common stock covered by this prospectus supplement.

	Number of Shares of Common Stock Owned	Number of Shares of Common Stock Covered	Shares Owned After the Offering Assuming the Sale of all Covered Shares
Name of Selling Securityholder	Prior To Offering	by This Prospectus	Number	%
U. S. Steel Retirement Plan Trust	—	3,763,643	—	—

The Selling Securityholder is a pension trust established under the United States Steel Corporation Plan for Employee Pension Benefits (Revision of 2003) (the “Plan”), the tax-qualified defined benefit pension plan we sponsor. United States Steel and Carnegie Pension Fund (the “Fund”) is the Named Fiduciary of the Plan (and trustee of the U. S. Steel Retirement Plan Trust (the “Trust”)), the Selling Securityholder. Specific to these shares only, the Fund appointed Gallagher Fiduciary Advisors, LLC (“Gallagher”), an independent fiduciary, to have discretionary authority in connection with the maintenance and disposition of the shares of our common stock held by the Selling Securityholder under an agreement among us, the Fund, and Gallagher.

PLAN OF DISTRIBUTION

The Fund at the direction of Gallagher may, or Gallagher may, place trades directly with broker-dealers of its choice to, sell the shares of our common stock covered by this prospectus for the account of the Selling Securityholder. Gallagher, on behalf of the Selling Securityholder, will act independently of us in making decisions with respect to the timing, manner, and size of any such sale, transfer, or other disposition.

Gallagher, on behalf of the Selling Securityholder, may sell the shares of our common stock obtained from us through our voluntary contribution of the shares on August 1, 2016 pursuant to this prospectus from time to time except as may otherwise be limited by applicable law or the applicable investment guidelines governing Gallagher’s role as independent fiduciary:

•	In transactions (which may include one or more block transactions, including ordinary brokerage transactions) on the New York Stock Exchange;
•	Through purchases by a broker-dealer as principal and resale by a broker-dealer for its own account;
•	In a combination of such transactions; or
•	By any other lawful method.

S-3

Each sale may be made at prices related to prevailing market prices or at privately negotiated prices. The Fund, on behalf of the Selling Securityholder and as directed by Gallagher, or Gallagher directly, may effect these transactions by selling the shares of our common stock to or through broker-dealers and these broker-dealers may receive compensation in the form of discounts or concessions from the Selling Securityholder and/or the purchaser of the shares of our common stock for which such broker-dealers may act as agent or to whom they sell as principal, or both.

In effecting sales, brokers or dealers engaged by the Fund or Gallagher and/or Gallagher may arrange for other broker-dealers to participate in the resales.

There is no assurance that the Fund, as directed by Gallagher acting on behalf of the Selling Securityholder, and/or Gallagher directly, will sell any or all of the shares of our common stock offered under this prospectus.

We have agreed to pay all expenses incurred in connection with the registration of the shares of our common stock offered under this prospectus, and the Selling Securityholder will pay all expenses incurred in connection with any sale or sales of the shares of our common stock offered under this prospectus, including all underwriting discounts and selling commissions, fees and expenses of counsel and other advisors to the Selling Securityholder, transfer taxes and related charges in connection with any offer and sale of the shares offered under this prospectus.

In connection with its sales, the Fund, the Selling Securityholder and any participating broker/dealer may be deemed to be an “underwriter” within the meaning of Section 2(11) of the Securities Act, and any commissions they receive and the proceeds of any sale of shares of our common stock may be deemed to be underwriting discounts and commissions under the Securities Act.

In addition, any shares of our common stock covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

The Selling Securityholder is a trust that is subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”). Prohibited transactions under Title I of ERISA and Section 4975 of the Code could arise if, absent an available exemption, a person or entity which is a “party in interest,” as defined under ERISA, or a “disqualified person,” as defined under the Code, were to purchase any of the shares of our common stock being offered by the Selling Securityholder, unless the Selling Securityholder receives in exchange for the shares at least the price then prevailing on a national securities exchange and no commission is charged to the Selling Securityholder. Any such potential purchaser should consult with counsel to determine whether an exemption is available with respect to any such purchase.

In order to comply with the securities laws of certain states, if applicable, the shares of our common stock must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the shares of our common stock may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

We have agreed to indemnify the Selling Securityholder against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares of our common stock offering by this prospectus supplement.

We have agreed with the Selling Securityholder to keep the registration statement of which this prospectus supplement forms a part effective so long as the Selling Securityholder holds any of the shares of our common stock received on August 1, 2016 through our voluntary contribution of shares.

S-4

LEGAL MATTERS

The validity of the shares of our common stock offered by this prospectus supplement will be passed upon for us by Arden T. Phillips, Corporate Secretary & Associate General Counsel of U. S. Steel. Mr. Phillips, in his capacity as set forth above, is paid a salary, participates in various employee benefit plans offered by us and owns, and has options to purchase, common stock.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report to Stockholders Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2015 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

S-5

Prospectus

United States Steel Corporation

Senior Debt Securities

Subordinated Debt Securities

Common Stock

Preferred Stock

Depositary Shares

Warrants

Stock Purchase Contracts

Stock Purchase Units

We may from time to time offer and sell senior debt securities, subordinated debt securities, common stock, preferred stock, depositary shares, warrants, stock purchase contracts, stock purchase units or any combination of these securities. The debt securities, preferred stock, warrants and purchase contracts may be convertible into or exercisable or exchangeable for common or preferred stock or other securities or debt or equity securities of one or more other entities.

We may offer and sell these securities to or through one or more underwriters, dealers or agents, directly to other purchasers, on a continuous or delayed basis, or to holders of other securities in exchanges in connection with acquisitions.

This prospectus describes some of the general terms that may apply to these securities. The specific terms of any securities to be offered will be described in a supplement to this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest.

Our common stock is listed on the New York Stock Exchange under the symbol “X.”

Investing in these securities involves certain risks. See “Risk Factors” on page 5 and the other information included and incorporated by reference in this prospectus for a discussion of the factors you should carefully consider before deciding to purchase these securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document, unless the information specifically indicates that another date applies.

The date of this Prospectus is March 3, 2016.

ABOUT THIS PROSPECTUS

This prospectus is a part of a “shelf” registration statement that we have filed with the Securities and Exchange Commission (the “SEC”). By using a shelf registration statement, we may offer and sell, at any time or from time to time, in one or more offerings, any combination of the securities described in this prospectus. The exhibits to our registration statement contain the full text of certain contracts and other important documents we have summarized in this prospectus. Since these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we offer, you should review the full text of these documents. The registration statement and the exhibits can be obtained from the SEC as indicated under the heading “Where You Can Find More Information.”

This prospectus only provides you with a general description of the securities we may offer. Each time we sell securities, we will provide you with a prospectus supplement that contains specific information about the terms of those securities, including, where applicable, the following:

•	The type and amount of securities that we propose to sell;
•	The initial public offering price of the securities;
•	The names of any underwriters or agents through or to which we will sell the securities;
•	The compensation of those underwriters or agents; and
•	Information about any securities exchanges or automated quotation systems on which the securities will be listed or traded.

The prospectus supplement and any “free writing prospectus” that we authorize to be delivered to you may also add, update or change information contained in this prospectus. You should read this prospectus, the prospectus supplement and any free writing prospectus together with the additional information described below under the heading “Where You Can Find More Information.”

Whenever references are made in this prospectus to information that will be included in a prospectus supplement, to the extent permitted by applicable law, rules or regulations, we may instead include such information or add, update or change the information contained in this prospectus by means of a free writing prospectus, post-effective amendment to the registration statement of which this prospectus is a part, through filings we make with the SEC that are incorporated by reference into this prospectus or by any other method as may be then permitted under applicable laws, rules or regulations.

WHERE YOU CAN FIND MORE INFORMATION

United States Steel Corporation files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our SEC filings are also accessible through the Internet at the SEC’s website at http://www.sec.gov. Many of our SEC filings are also accessible on our website at http://www.ussteel.com. The reference to our website is intended to be an inactive textual reference only. The information on or connected to our website is not a part of this prospectus or the accompanying prospectus supplement and is not incorporated into this prospectus or any prospectus supplement.

1

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information in documents we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and later information that we file with the SEC will update and supersede this information. We incorporate by reference the following documents and any future filings we make with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until the termination of the offering (other than any documents or information deemed to have been furnished and not filed in accordance with the SEC rules). These documents contain important information about us. The SEC file number for these documents is 1-16811.

•	Our Annual Report on Form 10-K for the year ended December 31, 2015;
•	Our Definitive Proxy Statement on Schedule 14A, dated March 13, 2015; and
•	The description of our common stock contained in our registration statement on Form S-4 filed with the SEC on September 7, 2001, as amended.

Any statement contained in a document incorporated by reference to this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed to constitute a part of this prospectus except as so modified or superseded.

Any statement contained in a document incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed to constitute a part of this prospectus except as so modified or superseded.

We will provide, upon written or oral request, to each person to whom a prospectus is delivered, including any beneficial owner, a copy of any or all of the information that has been incorporated by reference into the prospectus but not delivered with the prospectus. You may request a copy of these filings at no cost.

Requests for documents should be directed to:

United States Steel Corporation

Office of the Secretary

600 Grant Street

Pittsburgh, Pennsylvania 15219-2800

(412) 433-1121

(412) 433-2811 (fax)

2

FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated by reference in it contain information that may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We intend the forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in these sections.

Generally, we have identified such forward-looking statements by using the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “project,” “target”, “forecast”, “aim,” “will” and similar expressions or by using future dates in connection with any discussion of, among other things, operating performance, trends, events or developments that we expect or anticipate will occur in the future, statements relating to volume growth, share of sales and earnings per share growth, and statements expressing general views about future operating results. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. Forward-looking statements are not historical facts, but instead represent only the Company’s beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside of the Company’s control. It is possible that the Company’s actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in these forward-looking statements. Management believes that these forward-looking statements are reasonable as of the time made. However, caution should be taken not to place undue reliance on any such forward-looking statements because such statements speak only as of the date when made. Our Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our Company’s historical experience and our present expectations or projections. These risks and uncertainties include, but are not limited to the risks and uncertainties described in this prospectus and in the information incorporated herein by reference, including in “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2015, and those described from time to time in our future reports filed with the Securities and Exchange Commission that are incorporated herein by reference.

3

THE COMPANY

United States Steel Corporation (U. S. Steel) is an integrated steel producer of flat-rolled and tubular products with major production operations in North America and Europe. An integrated steel producer uses iron ore and coke as primary raw materials for steel production. U. S. Steel has annual raw steel production capability of 22 million net tons (17 million tons in the United States and 5 million tons in Europe). U. S. Steel is also engaged in other business activities consisting primarily of railroad services and real estate operations.

United States Steel Corporation is a Delaware corporation. U. S. Steel’s principal executive offices are located at 600 Grant Street, Pittsburgh, PA 15219-2800, and its telephone number is (412) 433-1121. For more information about U. S. Steel, see “Where you can find more information about U. S. Steel”.

References in this prospectus to the “Registrant,” “Company,” “United States Steel,” “U. S. Steel,” “U. S. Steel,” “we,” “us” and “our” are to United States Steel Corporation and its subsidiaries.

4

RISK FACTORS

Investing in our securities involves risks. See the risk factors described in our Annual Report on Form 10-K for our most recent fiscal year, which is incorporated by reference in this prospectus, in any applicable prospectus supplement and any risk factors set forth in our other filings with the SEC, pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus. These risks could materially affect our business, results of operations or financial condition and cause the value of our securities to decline. You could lose all or part of your investment.

RATIO OF EARNINGS TO FIXED CHARGES

(Unaudited)

Continuing Operations

		Year Ended December 31,
	2015	2014	2013	2012	2011	2010
Ratio of earnings to fixed charges (a)	(b)	1.07	(c)	(d)	(e)	(f)
Ratio of earnings to combined fixed charges and preference dividends (g)	(b)	1.07	(c)	(d)	(e)	(f)

(a)	For the purposes of calculating the ratio of earnings to fixed charges, “earnings” are defined as income from continuing operations before income taxes and before adjustment for noncontrolling interests in consolidated subsidiaries or income (loss) from equity investees, less capitalized interest, plus fixed charges, and distributions from equity investees. “Fixed charges” consist of interest, whether expensed or capitalized, on all indebtedness, amortization of premiums, discounts and capitalized expenses related to indebtedness, and an interest component equal to one-third of rental expense, representing the portion of rental expense that management believes is attributable to interest.
(b)	Earnings were not sufficient to cover fixed charges by $1,500 million for the year ended December 31, 2015.
(c)	Earnings were not sufficient to cover fixed charges by $2,278 million for the year ended December 31, 2013.
(d)	Earnings were not sufficient to cover fixed charges by $80 million for the year ended December 31, 2012.
(e)	Earnings were not sufficient to cover fixed charges by $64 million for the year ended December 31, 2011.
(f)	Earnings were not sufficient to cover fixed charges by $415 million for the year ended December 31, 2010.

(g)	For the purposes of calculating the ratio of earnings to combined fixed charges and preference dividends, “earnings” are defined as income from continuing operations before income taxes and before adjustment for noncontrolling interests in consolidated subsidiaries or income (loss) from equity investees, less capitalized interest, plus fixed charges, and distributions from equity investees. “Fixed charges” consist of interest, whether expensed or capitalized, on all indebtedness, amortization of premiums, discounts and capitalized expenses related to indebtedness, an interest component equal to one-third of rental expense, representing the portion of rental expense that management believes is attributable to interest. There were no preferred dividends payable during the periods covered by the table.

5

USE OF PROCEEDS

The net proceeds from the sale of the offered securities will be used for general corporate purposes unless we specify otherwise in the prospectus supplement or free writing prospectus applicable to a particular offering. General corporate purposes may include the repayment of debt, acquisitions, stock repurchases, capital expenditures, funding employee obligations, investments in subsidiaries and joint ventures, and additions to working capital. Net proceeds may be temporarily invested prior to use.

DESCRIPTION OF THE DEBT SECURITIES

The following is a general description of the debt securities (the “Debt Securities”) that we may offer from time to time. The particular terms of the Debt Securities offered by any prospectus supplement and the extent, if any, to which the general provisions described below may apply will be described in the applicable prospectus supplement. Although our securities include securities denominated in U.S. dollars, we may choose to issue securities in any other currency, including the euro.

The Debt Securities will be either senior Debt Securities or subordinated Debt Securities. We will issue the senior Debt Securities under the senior indenture, dated as of May 21, 2007, between The Bank of New York Mellon, formerly known as The Bank of New York, or any successor trustee, and U. S. Steel, as supplemented by the First Supplemental Indenture, dated as of May 21, 2007, the Second Supplemental Indenture, dated as of December 10, 2007, the Third Supplemental Indenture, dated as of May 4, 2009, the Fourth Supplemental Indenture, dated as of March 19, 2010, the Fifth Supplemental Indenture, dated as of March 15, 2012, the Sixth Supplemental Indenture, dated as of March 26, 2013, and as further amended and supplemented from time to time. We will issue the subordinated Debt Securities under a subordinated indenture to be entered into between U. S. Steel and a trustee. The senior indenture and the subordinated indenture are collectively referred to in this prospectus as the indentures, and each of the trustee under the senior indenture and the trustee under the subordinated indenture are referred to in this prospectus as the trustee. References to specific “Sections” refer to the applicable Sections of the applicable indenture.

The following description is only a summary of the material provisions of the indentures. We urge you to read the appropriate indenture because it, and not this description, defines your rights as a holder of the Debt Securities. See the information under the heading “Incorporation of Certain Information by Reference” to contact us for a copy of the appropriate indenture.

General

The senior Debt Securities will be unsubordinated obligations, will rank on par with all other unsubordinated debt obligations of U. S. Steel and, unless otherwise indicated in the related prospectus supplement, will be unsecured. The subordinated Debt Securities will be subordinate in right of payment to Senior Indebtedness (as hereinafter defined under the heading “Subordinated Debt Securities—Subordination”). A description of the subordinated Debt Securities is provided below under the heading “Subordinated Debt Securities.” The specific terms of any subordinated Debt Securities will be provided in the related prospectus supplement. For a complete understanding of the provisions pertaining to the subordinated Debt Securities, you should refer to the subordinated indenture attached as an exhibit to this registration statement.

Terms

The indentures do not limit the principal amount of debt we may issue.

The Debt Securities of any series may be issued in definitive form or, if provided in the related prospectus supplement, may be represented in whole or in part by a global security or securities, registered in the name of a depositary designated by U. S. Steel. Each Debt Security represented by a global security is referred to as a “book-entry security.”

Debt Securities may be issued from time to time pursuant to this prospectus, and will be offered on terms determined at the time of sale. Debt Securities may be issued in one or more series with the same or various maturities and may be sold at par, a premium or an original issue discount. Debt Securities sold at an original issue discount may bear no interest or interest at a rate that is below market rates. Debt Securities may be denominated in U.S. dollars or other currencies, and unless otherwise provided in the applicable prospectus supplement, Debt Securities denominated in U.S. dollars will be issued in denominations of $1,000 and integral multiples thereof.

Please refer to the applicable prospectus supplement for the specific terms of the Debt Securities offered including the following:

1.	Designation of an aggregate principal amount, purchase price, denomination and whether senior or subordinated;
2.	Date of maturity;
3.	If other than U.S. currency, the currency for which the Debt Securities may be purchased;

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4.	The interest rate or rates and, if floating rate, the method of calculating interest;
5.	The times at which any premium and interest will be payable;
6.	The place or places where principal, any premium and interest will be payable;
7.	Any redemption or sinking fund provisions or other repayment obligations;
8.	Any index used to determine the amount of payment of principal of and any premium and interest on the Debt Securities;
9.	The application, if any, of the defeasance provisions to the Debt Securities;
10.	If other than the entire principal amount, the portion of the Debt Securities that would be payable upon acceleration of the maturity thereof;
11.	Any obligation we may have to redeem, purchase or repay the Debt Securities at the option of a holder upon the happening of any event and the terms and conditions of redemption, purchase or repayment;
12.	Whether the Debt Securities will be issued in whole or in part in the form of one or more global securities, and in such case, the depositary for the global securities;
13.	Any additional covenants applicable to the Debt Securities being offered;
14.	Any additional events of default applicable to the Debt Securities being offered;
15.	The terms of subordination, if applicable;
16.	The terms of conversion, if applicable;
17.	Any material provisions of the applicable indenture described in this prospectus that do not apply to the Debt Securities; and
18.	Any other specific terms including any terms that may be required by or advisable under applicable law.

Except with respect to Book-Entry Securities, Debt Securities may be presented for exchange or registration of transfer, in the manner, at the places and subject to the restrictions set forth in the Debt Securities and the applicable prospectus supplement. Such services will be provided without charge, other than any tax or other governmental charge payable in connection therewith, but subject to the limitations provided in the indentures.

Certain Covenants of U. S. Steel in the Indentures

Payment

U. S. Steel will pay principal of and premium, if any, and interest on the Debt Securities at the place and time described in the Debt Securities (Section 10.01). Unless otherwise provided in the applicable prospectus supplement, U. S. Steel will pay interest on any Debt Security to the person in whose name that security is registered at the close of business on the regular record date for that interest payment (Section 3.07).

Any money deposited with the trustee or any paying agent for the payment of principal of or any premium or interest on any Debt Security that remains unclaimed for two years after that amount has become due and payable will be paid to U. S. Steel at its request. After this occurs, the holder of that security must look only to U. S. Steel for payment of that amount and not to the trustee or paying agent (Section 10.03).

Merger and Consolidation

U. S. Steel will not merge or consolidate with any other entity or sell or convey all or substantially all of its assets to any person, firm, corporation or other entity, except that U. S. Steel may merge or consolidate with, or sell or convey all or substantially all of its assets to, any other entity if (i) U. S. Steel is the continuing entity, or the successor entity (if other than U. S. Steel) is organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and such entity expressly assumes payment of the principal and interest on all the Debt Securities, and the performance and observance of all of the covenants and conditions of the applicable indenture to be performed by U. S. Steel and (ii) there is no default under the applicable indenture. Upon such a succession, U. S. Steel will be relieved from any further obligations under the applicable indenture. The indentures define “substantially all of its assets” as, at any date, a portion of the non-current assets reflected in U. S. Steel’s consolidated balance sheet as of the end of the most recent quarterly period that represents at least 66-2/3% of the total reported value of such assets (Section 8.01).

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Waiver of Certain Covenants

Unless otherwise provided in the applicable prospectus supplement, U. S. Steel may, with respect to the Debt Securities of any series, omit to comply with any covenant provided in the terms of those Debt Securities if, before the time for such compliance, holders of at least a majority in principal amount of the outstanding Debt Securities of that series waive such compliance in that instance or generally (Section 10.06).

Events of Default

An Event of Default occurs with respect to any series of Debt Securities when: (i) U. S. Steel defaults in paying interest on the Debt Securities of such series when due, and such default continues for 30 days; (ii) U. S. Steel defaults in paying principal of or premium, if any, on any of the Debt Securities of such series when due; (iii) U. S. Steel defaults in making deposits into any sinking fund payment with respect to any Debt Security of such series when due, and such default continues for 30 days; (iv) failure by U. S. Steel in the performance of any other covenant or warranty in the Debt Securities of such series or in the applicable indenture continues for a period of 90 days after notice of such failure as provided in that indenture; (v) certain events of bankruptcy, insolvency, or reorganization occur; or (vi) any other Event of Default provided with respect to Debt Securities of that series occurs (Section 5.01).

U. S. Steel is required annually to deliver to the trustee officers’ certificates stating whether or not the signers have any knowledge of any default in the performance by U. S. Steel of certain covenants (Section 10.04).

If an Event of Default regarding Debt Securities of any series issued under the indentures occurs and is continuing, either the trustee or the holders of not less than 25% in principal amount of the outstanding Debt Securities of such series may declare each Debt Security of that series due and payable (Section 5.02).

An Event of Default regarding one series of Debt Securities issued under an indenture is not necessarily an Event of Default regarding any other series of Debt Securities.

Holders of a majority in principal amount of the outstanding Debt Securities of any series will be entitled to control certain actions of the trustee under the indentures and to waive certain past defaults regarding such series (Sections 5.12 and 5.13). The trustee generally cannot be required by any of the holders of Debt Securities to take any action, unless one or more of such holders shall have provided to the trustee security or indemnity satisfactory to it (Section 6.02).

If an Event of Default occurs and is continuing regarding a series of Debt Securities, the trustee may use any sums that it holds under the relevant indenture for its own reasonable compensation and expenses incurred prior to paying the holders of Debt Securities of such series (Section 5.06).

Before any holder of any series of Debt Securities may institute action for any remedy, except payment on such holder’s Debt Security when due, the holders of not less than 25% in principal amount of the outstanding Debt Securities of that series must request the trustee to take action. Holders must also offer and give the trustee satisfactory security and indemnity against liabilities incurred by the trustee for taking such action (Section 5.07).

Modification of the Indentures

Each indenture contains provisions permitting U. S. Steel and the trustee to modify that indenture or enter into or modify any supplemental indenture without the consent of the holders of the Debt Securities in regard to matters as shall not adversely affect the interests of the holders of the Debt Securities, including, without limitation, the following: (a) to evidence the succession of another corporation to U. S. Steel; (b) to add to the covenants of U. S. Steel further covenants for the benefit or protection of the holders of any or all series of Debt Securities or to surrender any right or power conferred upon U. S. Steel by that indenture; (c) to add any additional events of default with respect to all or any series of Debt Securities; (d) to add to or change any of the provisions of that indenture to facilitate the issuance of Debt Securities in bearer form with or without coupons, or to permit or facilitate the issuance of Debt Securities in uncertificated form; (e) to add to, change or eliminate any of the provisions of that indenture in respect of one or more series of Debt Securities thereunder, under certain conditions designed to protect the rights of any existing holder of those Debt Securities; (f) to secure all or any series of Debt Securities; (g) to establish the forms or terms of the Debt Securities of any series; (h) to evidence the appointment of a successor trustee and to add to or change provisions of that indenture necessary to provide for or facilitate the administration of the trusts under that indenture by more than one trustee; or (i) to cure any ambiguity, to correct or supplement any provision of that indenture which may be defective or inconsistent with another provision of that indenture or to make other amendments that do not adversely affect the interests of the holders of any series of Debt Securities in any material respect (Section 9.01).

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U. S. Steel and the trustee may otherwise modify each indenture or any supplemental indenture with the consent of the holders of not less than a majority in aggregate principal amount of each series of Debt Securities affected thereby at the time outstanding, except that no such modifications shall, without the consent of the holder of each Debt Security affected thereby (i) extend the fixed maturity of any Debt Securities or any installment of interest or premium on any Debt Securities, or reduce the principal amount thereof or reduce the rate of interest or premium payable upon redemption, or reduce the amount of principal of an original issue discount Debt Security or any other Debt Security that would be due and payable upon a declaration of acceleration of the maturity thereof, or change the currency in which the Debt Securities are payable or impair the right to institute suit for the enforcement of any payment after the stated maturity thereof or the redemption date, if applicable, or adversely affect any right of the holder of any Debt Security to require U. S. Steel to repurchase that security, (ii) reduce the percentage in principal amount of outstanding Debt Securities of any series, the consent of the holders of which is required for any waiver or supplemental indenture, (iii) modify the provisions of that indenture relating to the waiver of past defaults or the waiver or certain covenants or the provisions described under the heading “Modification of the Indentures,” except to increase any percentage set forth in those provisions or to provide that other provisions of that indenture may not be modified without the consent of the holder of each Debt Security affected thereby, (iv) change any obligation of U. S. Steel to maintain an office or agency, (v) change any obligation of U. S. Steel to pay additional amounts, (vi) adversely affect the right of repayment or repurchase at the option of the Holder, or (vii) reduce or postpone any sinking fund or similar provision (Section 9.02).

Satisfaction and Discharge; Defeasance and Covenant Defeasance

Each indenture shall be satisfied and discharged if (i) U. S. Steel shall deliver to the trustee all Debt Securities then outstanding for cancellation or (ii) all Debt Securities not delivered to the trustee for cancellation shall have become due and payable, are to become due and payable within one year or are to be called for redemption within one year and U. S. Steel shall deposit an amount sufficient to pay the principal, premium, if any, and interest to the date of maturity, redemption or deposit (in the case of Debt Securities that have become due and payable), provided that in either case U. S. Steel shall have paid all other sums payable under that indenture (Section 4.01).

Each indenture provides, if such provision is made applicable to the Debt Securities of a series, (i) that U. S. Steel may elect either (A) to defease and be discharged from any and all obligations with respect to any Debt Security of such series (except for the obligations to register the transfer or exchange of such Debt Security, to replace temporary or mutilated, destroyed, lost or stolen Debt Securities, to maintain an office or agency in respect of the Debt Securities and to hold moneys for payment in trust) (“defeasance”) or (B) to be released from its obligations with respect to such Debt Security under Section 8.01 of that indenture (being the restrictions described above under the heading “Certain Covenants of U. S. Steel in the Indentures”) together with additional covenants that may be included for a particular series and (ii) that Sections 5.01(3), 5.01(4) (as to Section 8.01) and 5.01(7), as described in clauses (iii), (iv) and (vi) under “Events of Default,” shall not be Events of Default under that indenture with respect to such series (“covenant defeasance”), upon the deposit with the trustee (or other qualifying trustee), in trust for such purpose, of money, certain U.S. government obligations and/or, in the case of Debt Securities denominated in U.S. dollars, certain state and local government obligations which through the payment of principal and interest in accordance with their terms will provide money, in an amount sufficient to pay the principal of (and premium, if any) and interest on such Debt Security, on the scheduled due dates. In the case of defeasance, the holders of such Debt Securities are entitled to receive payments in respect of such Debt Securities solely from such trust. Such a trust may only be established if, among other things, U. S. Steel has delivered to the trustee an Opinion of Counsel (as specified in the indentures) to the effect that the holders of the Debt Securities affected thereby will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred. Such Opinion of Counsel, in the case of defeasance under clause (A) above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable Federal income tax law occurring after the date of the indentures (Section 13.04).

Record Dates

The indentures provide that in certain circumstances U. S. Steel may establish a record date for determining the holders of outstanding Debt Securities of a series entitled to join in the giving of notice or the taking of other action under the applicable indenture by the holders of the Debt Securities of such series.

Subordinated Debt Securities

Although the senior indenture and the subordinated indenture are generally similar and many of the provisions discussed above pertain to both senior and subordinated Debt Securities, there are many substantive differences between the two. This section discusses some of those differences.

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Subordination

Subordinated Debt Securities will be subordinate, in right of payment, to all Senior Indebtedness. “Senior Indebtedness” is defined to mean, with respect to U. S. Steel, the principal, premium, if any, and interest, fees, charges, expenses, reimbursement obligations, guarantees and other amounts owing with respect to all indebtedness of U. S. Steel (including indebtedness of others guaranteed by U. S. Steel), whether outstanding on the date of the indenture or the date Debt Securities of any series are issued under the indenture or thereafter created, incurred or assumed, unless, in any case, in the instrument creating or evidencing any such indebtedness or obligation, or pursuant to which the same is outstanding, it is provided that such indebtedness or obligation is not superior in right of payment to the subordinated Debt Securities or that such obligation is subordinated to Senior Indebtedness to substantially the same extent as the subordinated Debt Securities are subordinated to Senior Indebtedness.

Terms of Subordinated Debt Securities may contain Conversion or Exchange Provisions

The prospectus supplement applicable to a particular series of subordinated Debt Securities will describe the specific terms discussed above that apply to the subordinated Debt Securities being offered thereby as well as any applicable conversion or exchange provisions.

Modification of the Indenture Relating to Subordinated Debt Securities

The subordinated indenture may be modified by U. S. Steel and the trustee without the consent of the Holders of the subordinated Debt Securities for one or more of the purposes discussed above under the heading “Modification of the Indentures.” U. S. Steel and the trustee may also modify the subordinated indenture to make provision with respect to any conversion or exchange rights for a given issue of subordinated Debt Securities.

Governing Law

The laws of the State of New York govern each indenture and will govern the Debt Securities (Section 1.12).

Book-Entry Securities

The following description of book-entry securities will apply to any series of Debt Securities issued in whole or in part in the form of one or more global securities, except as otherwise described in the applicable prospectus supplement.

Book-entry securities of like tenor and having the same date will be represented by one or more global securities deposited with and registered in the name of a depositary that is a clearing agent registered under the Exchange Act. Beneficial interests in book-entry securities will be limited to institutions that have accounts with the depositary (“participants”) or persons that may hold interests through participants. Ownership of beneficial interests by participants will only be evidenced by, and the transfer of that ownership interest will only be effected through, records maintained by the depositary. Ownership of beneficial interests by persons that hold through participants will only be evidenced by, and the transfer of that ownership interest within such participant will only be effected through, records maintained by the participants. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such laws may impair the ability to transfer beneficial interests in a global security.

Payment of principal of and any premium and interest on book-entry securities represented by a global security registered in the name of or held by a depositary will be made to the depositary, as the registered owner of the global security. Neither U. S. Steel, the trustee nor any agent of U. S. Steel or the trustee will have any responsibility or liability for any aspect of the depositary’s records or any participant’s records relating to or payments made on account of beneficial ownership interests in a global security or for maintaining, supervising or reviewing any of the depositary’s records or any participant’s records relating to the beneficial ownership interests. Payments by participants to owners of beneficial interests in a global security held through such participants will be governed by the depositary’s procedures, as is now the case with securities held for the accounts of customers registered in “street name,” and will be the sole responsibility of such participants.

A global security representing a book-entry security is exchangeable for definitive Debt Securities in registered form, of like tenor and of an equal aggregate principal amount registered in the name of, or is transferable in whole or in part to, a person other than the depositary for that global security, only if (a) the depositary notifies U. S. Steel that it is unwilling or unable to continue as depositary for that global security or the depositary ceases to be a clearing agency registered under the Exchange Act, (b) there shall have occurred and be continuing an Event of Default with respect to the Debt Securities of that series or (c) other circumstances exist that have been specified in the terms of the Debt Securities of that series. Any global security that is exchangeable pursuant to the preceding sentence shall be registered in the name or names of such person or persons as the depositary shall instruct the trustee. It is expected that such instructions may be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in such global security.

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Except as provided above, owners of beneficial interests in a global security will not be entitled to receive physical delivery of Debt Securities in definitive form and will not be considered the holders thereof for any purpose under the indentures, and no global security shall be exchangeable, except for a security registered in the name of the depositary. This means each person owning a beneficial interest in such global security must rely on the procedures of the depositary and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the indentures. U. S. Steel understands that under existing industry practices, if U. S. Steel requests any action of holders or an owner of a beneficial interest in such global security desires to give or take any action that a holder is entitled to give or take under the indentures, the depositary would authorize the participants holding the relevant beneficial interests to give or take such action, and such participants would authorize beneficial owners owning through such participant to give or take such action or would otherwise act upon the instructions of beneficial owners owning through them.

Concerning the Trustee

The Bank of New York Mellon is also trustee for our 6.05% Senior Notes due June 1, 2017, our 6.65% Senior Notes due June 1, 2037, our 7.00% Senior Notes due February 1, 2018, our 7.375% Senior Notes due April 1, 2020, our 6.875% Senior Notes due April 1, 2021, our 7.50% Senior Notes due March 15, 2022, and several series of obligations issued by various governmental authorities relating to environmental projects at various U. S. Steel facilities. The Bank of New York Mellon is a lender under our revolving credit facility. U. S. Steel and its subsidiaries also maintain ordinary banking relationships, including loans and deposit accounts, with The Bank of New York Mellon and its affiliates. We anticipate that we will continue to do so in the future.

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DESCRIPTION OF CAPITAL STOCK

The following description of certain terms of our capital stock does not purport to be complete and is subject to, and qualified in its entirety by reference to, our restated certificate of incorporation, as amended (the “Certificate of Incorporation”), our by-laws, as amended (the “By-Laws”), and the applicable provisions of the Delaware General Corporation Law (the “DGCL”). For more information on how you can obtain the Certificate of Incorporation and the By-Laws, see “Where You Can Find More Information.”

General

Under the Certificate of Incorporation, we are authorized to issue up to 440,000,000 shares of capital stock, consisting of 400,000,000 shares of common stock, par value $1.00 per share, and 40,000,000 shares of preferred stock, without par value. As of February 29, 2016, there were 146,419,703 shares of common stock outstanding and no shares of preferred stock outstanding.

Common Stock

The holders of common stock are entitled to receive dividends when, as and if declared by the U. S. Steel board of directors out of funds legally available therefor, subject to the rights of any shares of preferred stock at the time outstanding. In the event of dissolution, liquidation or winding up of U. S. Steel, holders of the common stock will be entitled to share ratably in any assets remaining after the satisfaction in full of the prior rights of creditors, including holders of any then outstanding indebtedness, and subject to the aggregate liquidation preference and participation rights of any preferred stock then outstanding. The shares of common stock currently outstanding are fully paid and non-assessable.

The prospectus supplement relating to any common stock being offered will include specific terms relating to such offering.

Preferred Stock

Shares of preferred stock may be issued without the approval of the holders of common stock in one or more series, from time to time. Our board of directors is expressly authorized (i) to fix the descriptions, powers, preferences, rights, qualifications, limitations, restrictions and any other terms with respect to any series of preferred stock and (ii) to specify the number of shares of any series of preferred stock.

Holders of preferred stock may be entitled to receive dividends (other than dividends of common stock) before any dividends are payable to holders of common stock. Any future issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of U. S. Steel.

The prospectus supplement relating to any preferred stock being offered will include specific terms relating to the offering.

Stock Transfer Agent and Registrar

Wells Fargo Bank, N.A., 1110 Centre Pointe Curve Suite 101, Mendota Heights MN 55120-4100, serves as transfer agent and registrar for the common stock of U. S. Steel.

Delaware Law, Our Certificate of Incorporation and By-Laws Contain Provisions That May Have an Anti-Takeover Effect

Delaware Law. As a Delaware corporation, we are subject to the provisions of Section 203 of the DGCL. In general, Section 203 prohibits a publicly-held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the time that the person became an interested stockholder, unless:

•	Prior to the time that the person became an interested stockholder the corporation’s board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;
•	Upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the stockholder owned at least 85% of the outstanding voting stock of the corporation at the time the transaction commenced, excluding for the purpose of determining the number of shares outstanding those shares owned by the corporation’s officers and directors and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or
•	At or subsequent to the time, the business combination is approved by the corporation’s board of directors and authorized at an annual or special meeting of its stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of its outstanding voting stock that is not owned by the interested stockholder.

A “business combination” includes, among other things, mergers, asset sales or other transactions resulting in a financial benefit to the stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years did own) 15% or more of the corporation’s voting stock.

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Certificate of Incorporation and By-Laws. Various provisions contained in the Certificate of Incorporation and the By-laws could delay or discourage stockholder actions with respect to transactions involving an actual or potential change in control of us or a change in our management and may limit the ability of our stockholders to remove current management or approve transactions that our stockholders may deem to be in their best interests. Among other things, these provisions:

•	Require that any action required or permitted to be taken by our stockholders must be effected at a duly called annual or special meeting and may not be taken by written consent;
•	provide that special meetings of stockholders may be called only by the board of directors and not by the stockholders;
•	do not permit cumulative voting for directors;
•	permit the issuance of preferred stock, at the discretion of our board of directors, from time to time, in one or more series, without further action by our stockholders, unless approval of our stockholders is deemed advisable by our board of directors or required by applicable law, regulation or stock exchange listing requirements; and
•	provide that vacancies in our board of directors may be filled only by the affirmative vote of a majority of the remaining directors.

Additionally, prior to 2014, our Certificate of Incorporation provided for a classified board structure, consisting of three classes of directors serving three-year terms. In 2014, the Certificate of Incorporation was amended to provide that directors shall be elected for one-year terms, beginning with the 2015 annual meeting of stockholders. The declassification of our board of directors will be complete as of the 2017 annual meeting of stockholders.

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DESCRIPTION OF OTHER SECURITIES

We will set forth, in the applicable prospectus supplement, a description of any warrants, depositary shares, convertible or exchangeable securities, stock purchase contracts, or stock purchase units that may be offered pursuant to this prospectus.

SELLING SECURITY HOLDERS

The applicable prospectus supplement will set forth the name of each selling security holder and the number of and type of securities beneficially owned by such selling security holder prior to and after the completion of an offering that are covered by such prospectus supplement. The applicable prospectus supplement also will disclose whether any of the selling security holders have held any position or office with, have been employed by or otherwise have had a material relationship with us or any of our affiliates during the three years prior to the date of the prospectus supplement.

PLAN OF DISTRIBUTION

We may offer the offered securities in one or more of the following ways from time to time:

•	To or through underwriting syndicates represented by managing underwriters;
•	Through one or more underwriters without a syndicate for them to offer and sell to the public;
•	Through dealers or agents;
•	To investors directly in negotiated sales or in competitively bid transactions; or
•	To holders of other securities in exchanges in connection with acquisitions.

The prospectus supplement for each series of securities we sell will describe the offering, including:

•	The name or names of any underwriters;
•	The purchase price and the proceeds to us from that sale;
•	Any underwriting discounts and other items constituting underwriters’ compensation;

•	Any indemnification arrangements between us and the underwriters;

•	Any stabilizing or market making transactions that the underwriters or any member of the selling group intend to engage in;
•	Any commissions paid to agents;
•	The initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers; and
•	Any securities exchanges on which the securities will be listed.

LEGAL MATTERS

The validity of the issuance of the offered securities will be passed upon for U. S. Steel by Arden T. Phillips, Esq., Corporate Secretary & Associate General Counsel. Mr. Phillips, in his capacity as set forth above, is paid a salary by U. S. Steel, participates in various employee benefit plans offered by U. S. Steel and owns, and has options to purchase, common stock of U. S. Steel.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report to Stockholders - Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2015 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

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